Exhibit 99.1

NEWS RELEASE

Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS THIRD QUARTER RESULTS

Melville, New York, Wednesday, December 19, 2012…..Park Electrochemical Corp. (NYSE – PKE) reported net sales of $41,265,000 for the third quarter ended November 25, 2012 compared to net sales of $47,312,000 for the third quarter ended November 27, 2011. Park’s net sales for the nine months ended November 25, 2012 were $133,741,000 compared to net sales of $149,578,000 for the nine months ended November 27, 2011.

Park reported net earnings before special items of $5,109,000 for the third quarter ended November 25, 2012 compared to net earnings of $5,379,000 for the third quarter of last year. During the 2013 fiscal year’s third quarter, the Company recorded additional pre-tax charges of $559,000 in connection with the closure of its Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China and its Park Advanced Composite Materials, Inc. facility located in Waterbury, Connecticut. Accordingly, net earnings for the third quarter ended November 25, 2012 were $4,710,000.

For the nine-month period ended November 25, 2012, Park reported net earnings before special items of $15,820,000 compared to net earnings before special items of $19,236,000 for last year’s first nine-month period. The current year nine-month period included pre-tax charges of $3,095,000 primarily related to the facility closures mentioned above. The first nine-month period of the prior fiscal year included other pre-tax income of $1,598,000 relating to the settlement of certain lawsuits. Accordingly, net earnings were $12,889,000 for the nine-month period ended November 25, 2012 compared to net earnings of $20,291,000 for the nine-month period ended November 27, 2011.

Park reported basic and diluted earnings per share before special items of $0.25 for the third quarter ended November 25, 2012 compared to basic and diluted earnings per share of $0.26 for last year’s third quarter. Basic and diluted earnings per share were $0.23 for the third quarter ended November 25, 2012.

For the nine months ended November 25, 2012, Park reported basic and diluted earnings per share before special items of $0.76 compared to basic and diluted earnings per share before special items of $0.93 for the prior year’s first nine months. Basic and diluted earnings per share were $0.62 for the nine months ended November 25, 2012 compared to basic and diluted earnings per share of $0.98 for the prior year’s nine months ended November 27, 2011.

Park reported earnings before income taxes and special items of $6,318,000 for the third quarter ended November 25, 2012 compared to earnings before income taxes of $6,193,000 for the third quarter of last year. Park recorded no special items during the 2012 fiscal year third quarter.

The gross profit as a percentage of sales was 30.4% for the third quarter ended November 25, 2012 compared to 27.5% for last year’s third quarter. The Company’s effective tax rate before special items for the third quarter ended November 25, 2012 was 19.1% compared to 13.1% for the prior year’s third quarter.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (866) 713-8565 in the United States and Canada and (617) 597-5324 in other countries and the required passcode is 53137379.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EST today through 11:59 p.m. EST on Tuesday, December 25, 2012. The conference call replay can be accessed by dialing (888) 286-8010 in the United States and Canada and (617) 801-6888 in other countries and entering passcode 71097171 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as closure and restructuring charges and the settlement of lawsuits. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts – unaudited):

	13 Weeks Ended		39 Weeks Ended
	11/25/12	11/27/11	11/25/12	11/27/11
Sales	$41,265	$47,312	$133,741	$149,578

Net Earnings before Special Items[1]	$5,109	$5,379	$15,820	$19,236
Special Items net of Tax	$(399)	$-	$(2,931)	$1,055
Net Earnings	$4,710	$5,379	$12,889	$20,291

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.25	$0.26	$0.76	$0.93
Special Items	$(0.02)	$-	$(0.14)	$0.05
Basic Earnings per Share	$0.23	$0.26	$0.62	$0.98

Diluted Earnings before Special Items[1]	$0.25	$0.26	$0.76	$0.93
Special Items	$(0.02)	$-	$(0.14)	$0.05
Diluted Earnings per Share	$0.23	$0.26	$0.62	$0.98

Weighted Average Shares Outstanding:
Basic	20,801	20,754	20,799	20,739
Diluted	20,803	20,756	20,824	20,784

[1] Refer to "Detailed operating information" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	11/25/12	2/26/12
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$273,510	$268,785
Accounts Receivable, Net	25,057	23,533
Inventories	15,899	15,823
Other Current Assets	3,706	3,449
Total Current Assets	318,172	311,590

Fixed Assets, Net	32,995	38,695
Other Assets	16,051	15,703
Total Assets	$367,218	$365,988

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$6,331	$8,427
Accrued Liabilities	8,697	8,816
Income Taxes Payable	1,448	4,198
Total Current Liabilities	16,476	21,441

Deferred Income Taxes	1,011	1,062
Other Liabilities	274	274
Total Liabilities	17,761	22,777

Shareholders’ Equity	349,457	343,211

Total Liabilities and Shareholders' Equity	$367,218	$365,988

Equity per Share	$16.80	$16.50

Detailed operating information (in thousands – unaudited):

	13 Weeks Ended November 25, 2012			13 Weeks Ended November 27, 2011
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Net Sales	$41,265		$41,265	$47,312		$47,312
Cost of Sales	28,725		28,725	34,316		34,316
%	69.6%		69.6%	72.5%		72.5%

Gross Profit	12,540	-	12,540	12,996	-	12,996
%	30.4%		30.4%	27.5%		27.5%

Selling, General & Administrative Expenses	6,365		6,365	6,991		6,991
%	15.4%		15.4%	14.8%		14.8%

Restructuring Charge	559	(559)	-	-		-
%	1.4%		0.0%	0.0%		0.0%

Earnings from Operations	5,616	559	6,175	6,005	-	6,005
%	13.6%		15.0%	12.7%		12.7%

Other Income	143		143	188	-	188
%	0.3%		0.3%	0.4%		0.4%

Earnings before Income Taxes	5,759	559	6,318	6,193	-	6,193
%	14.0%		15.3%	13.1%		13.1%

Income Tax Provision	1,049	160	1,209	814	-	814
Effective Tax Rate	18.2%		19.1%	13.1%		13.1%

Net Earnings	4,710	399	5,109	5,379	-	5,379
%	11.4%		12.4%	11.4%		11.4%

	39 Weeks Ended November 25, 2012			39 Weeks Ended November 27, 2011
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Net Sales	$133,741		$133,741	$149,578		$149,578
Cost of Sales	95,026		95,026	106,077		106,077
%	71.1%		71.1%	70.9%		70.9%

Gross Profit	38,715	-	38,715	43,501	-	43,501
%	28.9%		28.9%	29.1%		29.1%

Selling, General & Administrative Expenses	20,012		20,012	21,443		21,443
%	15.0%		15.0%	14.3%		14.3%

Restructuring Charge	3,095	(3,095)	-	-	-	-
%	2.3%		0.0%	0.0%		0.0%

Earnings from Operations	15,608	3,095	18,703	22,058	-	22,058
%	11.7%		14.0%	14.7%		14.7%

Other Income	520		520	2,203	(1,598)	605
%	0.4%		0.4%	1.5%		0.4%

Earnings before Income Taxes	16,128	3,095	19,223	24,261	(1,598)	22,663
%	12.1%		14.4%	16.2%		15.2%

Income Tax Provision	3,239	164	3,403	3,970	(543)	3,427
Effective Tax Rate	20.1%		17.7%	16.4%		15.1%

Net Earnings	12,889	2,931	15,820	20,291	(1,055)	19,236
%	9.6%		11.8%	13.6%		12.9%

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